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                           FORM N-4, ITEM 24(b)(10.1)
                          CONSENT OF INDENDENT AUDITORS
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-4 for AUL American Individual Variable Annuity Unit Trust of our report dated April 25, 2008 relating to the financial statements and financial highlights of AUL American Individual Variable Annuity Unit Trust and our report dated March 24, 2008 relating to the consolidated financial statements of OneAmerica Financial Partners, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Condensed Financial Information" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP
PricewaterhouseCoopers, LLP
Indianapolis, Indiana
May 1, 2008